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                                                                    EXHIBIT 23.3

                               CONSENT OF COUNSEL

We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus, which constitutes a part of the Registration Statement for the Common Stock of Calypte Biomedical Corporation on Form S-1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement so long as such use is fully consistent with the use in the prospectus.

                                          By
                                          ------------------------------
                                             David Parker
                                             ARNOLD WHITE & DURKEE

Austin, Texas
May 17, 1996